                                                                    EXHIBIT 4.11

                                                                  Rule 424(b)(3)
                                                  File Nos.33-60108 and 33-59369

PRICING SUPPLEMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-59369
AND PRICING SUPPLEMENT NO. 5 TO REGISTRATION STATEMENT NO. 33-60108 Dated October 4, 1996
(Prospectus dated August 9, 1995, as supplemented by the Prospectus Supplement dated September 20, 1995)

                                  $150,000,000
                       Piedmont Natural Gas Company, Inc.

                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

Principal Amount: $40,000,000                        |_| Floating Rate Notes            |X|  Book Entry Notes

Issue Price: 100%                                    |X| Fixed Rate Notes               |_|  Certificated Notes

Original Issue Date: October 9, 1996                 Maturity Date: October 9, 2026

Original Issue Discount Notes:           |_| Yes     Total Amount of OID:
                                         |X| No

                                                     Yield to Maturity:

                                                     Initial Accrual Period:

Interest Payments Dates: January 1 and               Record Dates: December 16 and June 15
  July 1 of each year and at maturity                  next preceding the Interest Payment Dates

|X|  The Notes cannot be redeemed prior to maturity.                   |X|  The Notes cannot be repaid
                                                                            prior to maturity.

|_|  The Notes may be redeemed prior to maturity.                      |_|  The Notes may be repaid prior
                                                                            to maturity at the option of
                                                                            the holders thereof.



                                      Optional                 Optional
Redemption         Redemption        Repayment                Repayment
  Date(s)         Percentage(s)       Date(s)                Percentage(s)
  -------         -------------       -------                -------------


Applicable Only to Fixed Rate Notes:

      Interest Rate: 7.50%

Applicable Only to Floating Notes:

      Interest Rate Basis:                           Maximum Interest Rate:

         |_| Commercial Paper Rate                   Minimum Interest Rate:

         |_| CD Rate                                 Spread (plus or minus):

         |_| Prime Rate                              Spread Multiplier:

         |_| Federal Funds Effective Rate            Interest Reset Date(s):

         |_| Treasury Rate                           Interest Reset Month(s):

         |_| LIBOR                                   Interest Reset Period:

Initial Interest Rate:                               Interest Payment Month(s):

Index Maturity:                                      Interest Payment Period:

Calculation Date(s):                                 Calculation Agent: